Exhibit 1(a)




               KIDDER, PEABODY MUNICIPAL MONEY MARKET SERIES
                 Amended and Restated Declaration of Trust
                           Dated: August 28, 1991

          The undersigned Trustees of the Trust, which was organized pursuant to an Agreement and Declaration of Trust made at Boston, Massachusetts on the 14th day of September, 1990, by Gilbert R. Ott, Jr., David A. Hartman and David M. Elwood and the holders of shares of beneficial interest to be issued thereunder, hereby amend and restate the Agreement and Declaration of Trust as follows.

                           W I T N E S S E T H :
                           - - - - - - - - - -

          WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

          NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares, whether or not certificated, in this Trust as hereinafter set forth.

                                 ARTICLE I

                            Name and Definitions

          Section 1. Name. This Trust shall be known as "Kidder, Peabody
          ---------  ----
Municipal Money Market Series."

          Section 2.  Definitions.  Whenever used herein, unless otherwise
          ---------   -----------
required by the context or specifically provided:

          (a) The term "Commission" shall have the meaning provided in the 1940 Act;

          (b) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

          (c) "Shareholder" means a record owner of Shares of the Trust;

          (d) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust



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shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series of Shares shall be divided from time to time, and includes a fraction of a Share as well as a whole Share. All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all series as the context may require;

          (e) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time;

          (f)  The term "Manager" is defined in Article IV, Section 5; and

          (g) The term "Person" shall mean an individual or any corporation, partnership, joint venture, trust or other enterprise.

          (h) "Trust Property" or "Trust Estate" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

          (i) "Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                 ARTICLE II

                             Purposes of Trust

          Section 1. Purposes.  This Trust is formed for the following
          ---------  --------
purpose or purposes:

          (a) to conduct, operate and carry on the business of an investment company;

          (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types Of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests,



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evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

          (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

          (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any funds or other assets of the appropriate series of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts;

          (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

          (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Massachusetts General Laws, and to have and exercise all of the powers conferred by the laws of The Commonwealth of Massachusetts upon a Massachusetts business trust.



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          The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.


          Section 2.  Pennsylvania Series. Notwithstanding the provisions
          ---------   -------------------
of this Article II, the Pennsylvania Series of the Trust will invest in securities for income earnings rather than trading for profit. The Pennsylvania Series, however, will be permitted to sell securities held in its portfolio and, as a result, may realize capital gain or loss.


                                ARTICLE III

                            Beneficial Interest

          Section 1. Shares of Beneficial Interest.  The Shares of the
          ---------  -----------------------------
Trust shall be divided into transferable Shares of beneficial interest and issued in one or more series as the Trustees may, without Shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series at all times shall be divided into Shares, with or without par value as the Trustees may from time to time determine, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable by the Trust. From time to time, the Trustees may divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

          Section 2.  Rights of Shareholders.  The ownership of the Trust
          ---------   ----------------------
Property and the property of each series of the Trust of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.



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          Section 3.  Trust Only.  It is the intention of the Trustees to
          ---------   ----------
create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust with transferable shares. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

          Section 4.  Issuance of Shares. The Trustees in their discretion
          ---------   ------------------
may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

          Section 5.  Register of Shares.  A register shall be kept at the
          ---------   ------------------
principal office of the Trust or an office of the transfer agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

          Section 6.  Transfer of Shares.  Except as otherwise provided by
          ---------   ------------------
the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of



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transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

          Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the transfer agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

          Section 7.  Treasury Shares.  Shares held in the treasury shall
          ---------   ---------------
not confer, until reissued pursuant to Section 4 hereof, any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

          Section 8.  Series Designation.  The Trustees, in their
          ---------   ------------------
discretion, may authorize the division of Shares into two or more series, and the different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different series as to investment objective, purchase price, allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several series shall have separate voting rights.

          If the Trustees shall divide the Shares of the Trust into two or more series, the following provisions shall be applicable:

          (a) All provisions herein relating to the Trust shall apply equally to each series of the Trust except as the context requires otherwise.

          (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustess may classify or reclassify any unissued Shares or any



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Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

          (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

          (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim. No Shareholder or former Shareholder of any series shall have any claim on or right to any assets allocated or belonging to any other series.



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         (e)  Each Share of a series of the Trust shall represent a beneficial interest in the net assets of such series. Each holder of Shares of a series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a series, such Shareholder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series. A Shareholder of a particular series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of any other series of the Trust.

          (f) The establishment and designation of any additional series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. The Trustees may by an instrument executed by a majority of their number abolish any series and the establishment and designation thereof. Except as otherwise provided in this Article III, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, of each class and series of Shares. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.


          Section 9.  Assent to Declaration of Trust.  Every Shareholder,
          ---------   ------------------------------
by virtue of having become a shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                                 ARTICLE IV

                                  Trustees

          Section 1.  Election.  A Trustee may be elected either by the
          ---------   --------
Trustees or the Shareholders. The Trustees named herein shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Prior to the first meeting of Shareholders the initial Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a



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Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

          Section 2.  Powers.  The Trustees shall have all powers necessary
          ---------   ------
or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and a Shareholder servicing agent, or both, provide for the distribution of Shares through a principal underwriter or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Share, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter or to any Manager.

          Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

          (a)  To invest and reinvest cash and to hold cash uninvested;

          (b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper,



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          (c)  To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (f) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (g) To allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series;

          (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (i) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or Managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or Manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence,



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whether or not the Trust would have the power to indemnify such person against such liability; and

          (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

          Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred or
       --------  -------
arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series.

          Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust; the market value of any investment or fair value of any other asset of the Trust; the number of Shares outstanding; the estimated expense to the Trust in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust, shall be final and conclusive, and shall be binding upon the Trust and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          Section 3.  Pennsylvania Series.  Notwithstanding the provisions
          ---------   -------------------
of Article IV, Section 2, the Pennsylvania Series of the Trust may only vary its separate portfolio investments to:



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          (a)  eliminate unsafe investments and investments not consistent with the preservation of capital or the tax status of the investments of the Pennsylvania Series;

          (b) honor redemption orders, meet anticipated redemption requirements and negate gains from discount purchases;

          (c)  reinvest the earnings from securities in like securities; or

          (d)  defray normal administrative expenses.

          Section 4.  Meetings.  At any meeting of the Trustees, a majority
          ---------   --------
of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws or the 1940 Act.

          Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

          The Trustees or any committee designated by the Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 5.  Ownership of Assets of the Trust.  Title to all of the
          ---------   --------------------------------
assets of each series of Shares of the Trust at all times shall be considered as vested in the Trustees.

          Section 6.  Investment Advice and Management Services. The
          ---------   -----------------------------------------
Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons (herein called the "Manager"), including any firm, corporation, trust or association in which any Trustee or Shareholder may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

          Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

          The Manager, or any affiliate thereof, also may be a distributor for the sale of Shares by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or a person in which any Trustee or any distributor is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor, from also receiving compensation for services rendered as such distributor.

          Section 7.  Removal and Resignation of Trustees.  The Trustees or
          ---------   -----------------------------------
the Shareholders (by vote of 66-2/3% of the outstanding shares entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee, without penalty by written notice to the Trust.

          Section 8.  Compensation.  The Trustees shall be entitled to
          ---------   ------------
reasonable compensation from the Trust and may fix the amount of their compensation.

                                 ARTICLE V

                  Shareholders' Voting Powers and Meetings

          Section 1.  Voting Powers. The Shareholders shall have power to
          ---------   -------------
vote only (i) for the election of Trustees as provided in Article IV,
Section 1, of this Declaration of Trust; provided, however, that no meeting
                                         --------  -------
of Shareholders is required to be called less than a majority of the Trustees have been elected by the Shareholders,
(ii) for the removal of Trustees as provided in Article IV, Section 6,
(iii) with respect to any Manager as provided in Article IV, Section 5,
(iv) with respect to any amendment of this Declaration of Trust as provided in Article VIII, Section 3, (v) with respect to a consolidation, merger or certain sales of assets as provided in Article VIII, Section 4, (vi) with respect to the termination of the Trust or a series of Shares as provided in Article VIII, Section 2, (vii) to the same extent as the stockholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (viii) with respect to incorporation of the Trust or any series to the extent and as provided in Article VIII, Section 5, (ix) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act and (x) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate and not by individual series, except (i)when otherwise required by the 1940 Act, and (ii) when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

          Section 2.  Meetings of Shareholders.  Meetings of Shareholders
          ---------   ------------------------
may be called at any time by the President, and shall be called by the President and Secretary at the request in writing or by resolution, of a majority of Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of the

Trust entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting.

          Section 3.  Quorum and Required Vote.  Thirty percent (30%) of
          ---------   ------------------------
the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series shall vote as a series, then thirty percent (30%) of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series is concerned.

          Section 4.  Action by Written Consent.  Any action required or
          ---------   -------------------------
permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and such consent is filed with the records of the Trust.

          Section 5.  Additional Provisions.  The By-Laws may include
          ---------   ---------------------
further provisions for Shareholders' votes and meetings and related matters.

                                 ARTICLE VI

                       Distributions and Redemptions

          Section 1.  Distributions.  The Trustees shall distribute
          ---------   -------------
periodically to the Shareholders of each series of Shares an amount approximately equal to the net income of that series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Shares, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Shareholders of any one or more series as of a record date or dates determined by the Trustees in Shares cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series held by the several Shareholders on the record date for such distribution, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

          Section 2.  Determination of Net Income. In determining the net
          ---------   ---------------------------
income of each series of Shares for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each series for any period may be adjusted for amounts included on account of net income in the net asset value of Shares issued or redeemed or repurchased during that period. In determining the net income of a series for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

          Section 3.  Redemptions.  Any Shareholder shall be entitled to
          ---------   -----------
require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Shareholder all or any part of the Shares owned by said Shareholder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

          (a) Certificates for Shares, if issued, shall be presented for redemption in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose, and these shall be presented with a written request that the Trust redeem all or any part of the Shares represented thereby.

          (b) The redemption price per Share shall be the net asset value per Share when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Shares, if issued, and an appropriate request for redemption, or such other time as the

Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees.

          (c) Net asset value of each series of Shares (for the purpose of issuance of Shares as well as redemptions thereof) shall be determined by dividing:

               (i) the total value of the assets of such series determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such series (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, or otherwise, and the price of Shares redeemed but not paid for) but excluding the Trust's liability upon its Shares and its surplus, by

               (ii) the total number of Shares of such series outstanding.

          The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

          (d) in determining for the purposes of this Declaration of Trust the total value of the assets of each series of Shares at any time, investments and any other assets of such series shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

          (e) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the TruSt shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and except as postponement of the date of payment may be permissible under the 1940 Act.

          Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Shares redeemed a liquidating charge not in excess of five percent (5%) of the redemption price of the Shares so redeemed, and the Trustees may alter or suspend any such liquidating charge from time to time.

          (f) The right of any holder of Shares redeemed by the Trust as provided in this Article VI to receive dividends or distributions thereon and all other rights of such Shareholder with respect to such Shares shall terminate at the time as of which the redemption price of such Shares is determined, except the right of such Shareholder to receive (i) the redemption price of such Shares from the Trust in accordance with the provisions hereof, and(ii) any dividend or distribution to which such Shareholder previously had become entitled as the record holder of such Shares on the record date for such dividend or distribution.

          (g) Redemption of Shares by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

          (h) The Trust, either directly or through an agent, may repurchase its Shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Share as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less a charge not to exceed five percent (5%) of such net asset value, if and as fixed by resolution of the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

          (i) Shares purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

          (j) The obligations set forth in this Article VI may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (ii) during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

          Notwithstanding any other provision of this Section 3 of Article VI, if certificates representing such Shares have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

          Section 4.  Redemptions at the Option of the Trust.  The Trust
          ---------   --------------------------------------
shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with
Section 3 of Article VI of this Declaration of Trust: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

          Section 5.  Dividends, Distributions, Redemptions and
          ---------   -----------------------------------------
Repurchases.  No dividend or distribution (including, without limitation,
-----------
any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.


                                ARTICLE VII

                         Limitation of Liability of
                      Shareholders, Trustees and Others

          Section 1.  No Personal Liability of Shareholders, Trustees, Etc.
          ---------   ----------------------------------------------------
No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The indemnification and reimbursement required by the preceding sentence shall be made only out of the assets of the one or more series of which the Shareholder who is entitled to indemnification or reimbursement was a Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Article VII, Section 1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

          Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be deemed conclusively to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

          Section 2.  Limitation of Liability Of Trustees, Etc.  No
          ---------   ----------------------------------------
Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          Section 3.  Indemnification.
          ---------   ---------------

          (a) The Trustees shall provide for indemnification by the Trust of every person who is, or has been, a Trustee or officer or employee of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof, in such manner not otherwise prohibited or limited by law as the Trustees may provide from time to time in the By-Laws.

          (b) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          Section 4.  No Bond Required of Trustees.  No Trustee shall be
          ---------   ----------------------------
obligated to give any bond or other security for the performance of any of his duties hereunder.

          Section 5.  No Duty of Investigation; Notice in Trust
          ---------   -----------------------------------------
Instruments, Etc.  No purchaser, lender, transfer agent or other Person
-----------------
dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under this Declaration of Trust, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment deem advisable.

          Section 6.  Reliance on Experts, Etc.  Each Trustee and officer
          ---------   ------------------------
or employee of the Trust shall, in the performance of his duties, be fully and completely Justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Manager, the Distributor, transfer agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the

Trust, regardless of whether such counsel or expert also may be a Trustee.

          Section 7.  Merged Corporations.  For the purposes of this
          ---------   -------------------
Article VII references to "the Trust" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as the resulting or surviving entity; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving entity as he would have with respect to such a constituent corporation if its separate existence had continued.

                                ARTICLE VIII

          Section 1.  Duration.  The Trust shall continue without
          ---------   --------
limitation of time but subject to the provisions of this Article VIII.

          Section 2.  Termination of Trust.  (a) The Trust or any series
          ---------   --------------------
of the Trust may be terminated by an instrument in writing signed by a majority of the Trustees, or by the affirmative vote of the holders of a majority of the Shares of the Trust or series outstanding and entitled to vote, at any meeting of Shareholders. Upon the termination of the Trust or any series,

               (i) the Trust or any series shall carry on no business except for the purpose of winding up its affairs;

               (ii) the Trustees shall proceed to wind up the affairs of the Trust or series and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust or series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or property of the series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

               (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or property of the series, in cash or in kind or partly each, among the Shareholders of the Trust or series according to their respective rights.

          (b) after termination of the Trust or any series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders of the Trust or series shall thereupon cease.

          Section 3.  Amendment Procedure.  (a) This Declaration of Trust
          ---------   -------------------
may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote. Amendments shall be effective upon the taking of action as provided in this section or at such later time as shall be specified in the applicable vote or instrument. The Trustees may also amend this Declaration of Trust without the vote or consent of Shareholders if they deem it necessary to conform this Declaration of Trust to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (including those provisions of such Code relating to the retention of the exemption from federal income tax with respect to dividends paid by the Trust out of interest income received on Municipal Obligations), but the Trustees shall not be liable for failing so to do. The Trustees also may amend this Declaration of Trust without the vote or consent of Shareholders if they deem it necessary or desirable to change the name of the Trust or to make any other changes in the Declaration of Trust which do not materially adversely affect the rights of Shareholders hereunder.

          (b) No amendment may be made under this Section 3 which would change any rights with respect to any Shares of the Trust or series by reducing the amount payable thereon upon liquidation of the Trust or series or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust or Series outstanding and entitled to vote. Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

          (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration of Trust, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

          Section 4.  Merger, Consolidation and Sale of Assets.  The Trust
          ---------   ----------------------------------------
or any series thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property of any series, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders of the Trust or series called for the purpose by the affirmative vote of the holders of a majority of the Shares of the Trust or series.

          Section 5.  Incorporation.  With the approval of the holders of a
          ---------   -------------
majority of the Shares of the Trust or any series outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the property of any series or to carry on any business in which the Trust or the series shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the property of any series to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or the series holds or is about to acquire shares or any other interest. The Trustees also may cause a merger or consolidation between the Trust or any series or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.


                                 ARTICLE IX

                          Other General Provisions

          Section 1.  Liability of Third Persons Dealing with Trustees.  No
          ---------   ------------------------------------------------
person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 2.  Filing of Copies, References, Headings.  The original
          ---------   --------------------------------------
or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each such amendment and supplemental Declaration of Trust shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Declarations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          Section 3.  Applicable Law.  The Trust set forth in this
          ---------   --------------
instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the

Trust may exercise all powers which are ordinarily exercised by such a trust.

          IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hand for themselves and their assigns as of the day and year first above written.


                                        /s/ George V. Grune, Jr.
                                        -----------------------------------
                                        George V. Grune, Jr., as Trustee
                                          and not individually


                                        /s/ David J. Beaubien
                                        -----------------------------------
                                        David J. Beaubien, as Trustee
                                          and not individually


                                        /s/ Harry G. Bowles
                                        -----------------------------------
                                        Harry G. Bowles, as Trustee
                                          and not individually



                                        -----------------------------------
                                        Robert W. Donahue, as Trustee
                                          and not individually


                                        /s/ David A. Hartman
                                        -----------------------------------
                                        David A. Hartman, as Trustee
                                          and not individually


                                        /s/ William W. Hewitt, Jr.
                                        -----------------------------------
                                        William W. Hewitt, Jr., as Trustee
                                          and not individually

                                        /s/ Russell H. Johnson
                                        -----------------------------------
                                        Russell H. Johnson, as Trustee
                                          and not individually


                                        /s/ Thomas R. Jordan
                                        -----------------------------------
                                        Thomas R. Jordan, as Trustee
                                          and not individually


                                        /s/ Carl W. Schafer
                                        -----------------------------------
                                        Carl W. Schafer, as Trustee
                                          and not individually


                                        /s/ Gilbert R. Ott, Jr.
                                        -----------------------------------
                                        Gilbert R. Ott, Jr., as Trustee
                                          and not individually

STATE OF NEW YORK        )
                         :  SS:
COUNTY OF NEW YORK       )


          On this 28th day of August, 1991, the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                        /s/ Frances T. Hayes
                                        -----------------------------------
                                             Notary Public


                                        My commission expires:

(Notary Seal)

        FRANCES T. HAYES
  Notary Public, State of New York
        No. 43-4767830
   Qualified in Richmond County
 Certificate Filed in New York County
Commission Expires November 30, 1992
                                  --